UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K
CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF THE
SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported)	November 13 2008
(November 7, 2008)

Commission	Name of Registrants, State of Incorporation,	I.R.S. Employer
File Number	Address and Telephone Number	Identification No.

001-32462	PNM Resources, Inc.	85-0468296
(A New Mexico Corporation)
Alvarado Square
Albuquerque, New Mexico 87158
(505) 241-2700

______________________________

(Former name, former address and former fiscal year, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b)
☐	Pre-commencement communications pursuant to Rule 13e-4 (c) under the Exchange Act (17 CFR 240.13e-4(c)

Item 1.01  Entry into a Material Definitive Agreement.

On November 13, 2008, PNM Resources, Inc. (“PNMR”) posted a release on its website reporting that it was unsuccessful in the mandatory remarketing (the “Remarketing”) of its outstanding 5.1 percent Senior Notes (the “Senior Notes”), initially due on August 16, 2010. The Remarketing was previously publicly announced. The Remarketing took place on three separate days and began November 7, 2008 and concluded November 12, 2008.

In connection with the Remarketing, PNMR had entered into an agreement, (the “ Supplemental Remarketing Agreement”) on November 7, 2008, with Citigroup Global Markets Inc., Banc of America Securities LLC, Wedbush Morgan Securities Inc., RBC Capital Markets Corporation and UBS Securities LLC as the remarketing agents (together, the “Remarketing Agents”), and U.S. Bank National Association, a national banking association, not individually but solely agent and as attorney-in-fact.  The Supplemental Remarketing Agreement contained customary conditions and agreements, including indemnifications.  The foregoing is qualified in its entirety by reference to the Supplemental Remarketing Agreement, a copy of which is filed as exhibit 10.1. In light of the unsuccessful Remarketing, there will be no sale of  Senior Notes under the Supplemental Remarketing Agreement.

PNMR and PNM maintain customary banking relationships with certain of the Remarketing Agents or their affiliates, including their participation in revolving credit and other short-term debt facilities.  PNMR has also previously used certain of the Remarketing Agents as underwriters for various securities offerings.

Item 7.01 Regulation FD Disclosure.

The Senior Notes that were unsuccessfully remarketed were components of PNMR’s 4,000,000 privately held equity-linked units, each of which consisted of a purchase contract and a 2.5 percent undivided beneficial ownership interest in a Senior Note. As a result of the failed Remarketing, the holder of the Senior Notes has the option to tender the notes to PNMR to satisfy its obligation to purchase PNMR preferred stock on November 17, 2008.  If this occurs, PNMR will receive no additional proceeds for the issuance of its preferred stock and the $100,000,000 principal amount outstanding Senior Notes will be cancelled without requiring the payment of cash.  Even though the Remarketing was unsuccessful, PNMR continues to have adequate liquidity.

 Item 9.01  Financial Statements and Exhibits

(c) Exhibits.

Exhibit Number      Exhibit

10.1	Supplemental Remarketing Agreement dated November 7, 2008.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

PNM RESOURCES, INC.
(Registrant)

Date: November 13, 2008	/s/ Thomas G. Sategna
Thomas G. Sategna
Vice President and Corporate Controller
(Officer duly authorized to sign this report)